UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 9, 2015

WWA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-26927 (Commission File Number)	77-0443643 (I.R.S. Employer Identification No.)

4570 South Eastern Avenue Suite 23 - 221 Las Vegas, Nevada 89119 (Address of principal executive offices) (zip code)

(702) 706-0500 (Registrant’s telephone number, including area code)

107 W. Bridge St., Portland, MI 48875
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On April 9, 2015, we closed the transaction contemplated by an Agreement of Exchange of Stock (the “Share Exchange Agreement”) by and between us, AllCom, a Nevada corporation (“AllCom”) and Genie Gateway, a California corporation (“Genie”), dated as of January 30, 2015, as amended, pursuant to which AllCom transferred to us 100% of the common stock of Genie in exchange for the issuance of: (i) 125,798,890 shares of our Common Stock, restricted in accordance with Rule 144, (ii) 5,000,000 shares of our Series B Convertible Preferred Stock, restricted in accordance with Rule 144, with the rights and preferences in the Certificate of Designation for the Series B Convertible Preferred Stock attached hereto, and (iii) 10,000,000 shares of our Series C Convertible Preferred Stock, restricted in accordance with Rule 144, with the rights and preferences in the Certificate of Designation for the Series C Convertible Preferred Stock attached hereto (such transaction, the “Share Exchange Transaction”), all of which shares equate to approximately 97% of our outstanding voting control (not including the shares of our Series A Convertible Preferred Stock, which as noted below, have been transferred to AllCom, but will be retired once we effect a reverse stock split of our common stock).  As a result of implementing the Share Exchange Agreement, Genie became our wholly-owned subsidiary and now, in addition to managing our cable operations that we control through our subsidiary, Summit Digital, Inc., we are now also in the business of being a unified communications and payment processing platform that blends business products and services - traditionally purchased from multiple vendors - into one seamless service, through Genie.

According to the Certificate of Designation for our Series B Convertible Preferred Stock, there are Five Million (5,000,000) shares authorized, with the following rights and preferences:  (i) dividend rights equal to the dividend rights our common stock; (ii) liquidation preference over our common stock; (iii) all shares of Series B Convertible Preferred Stock are convertible into an aggregate of 16,666,666 shares of Common Stock, on a pro rata basis, automatically and immediately after a reverse split of our outstanding common stock; (iv) no redemption rights; (v) no call rights by us; and (vi) shares of Series B Convertible Preferred Stock vote on an “as converted” basis on all matters validly brought to our common stockholders for approval.

According to the Certificate of Designation for our Series C Convertible Preferred Stock, there are Ten Million (10,000,000) shares authorized, with the following rights and preferences:  (i) dividend rights equal to the dividend rights our common stock; (ii) liquidation preference over our common stock; (iii) all shares of Series B Convertible Preferred Stock are convertible into an aggregate of 144,994,200 shares of our common stock on a pro rata basis in the sole discretion of the holder of such shares; (iv) no redemption rights; (v) no call rights by us; and (vi) shares of Series C Convertible Preferred Stock vote on an “as converted” basis on all matters validly brought to our common stockholders for approval.

Additionally, as part of the Share Exchange Transaction, our two former officers and directors, Mr. Thomas Nix and Mr. Stephen Spencer, each transferred their One Million (1,000,000) shares of our  Series A Convertible Preferred Stock, which shares currently have voting rights equal to 500,000,000 votes of our common stock, to AllCom.  In accordance with the Share Exchange Agreement, these shares will be cancelled upon the effectiveness of a reverse stock split of our common stock, leaving no shares of our Series A Convertible Preferred Stock outstanding.  In exchange for agreeing to forfeit their Series A Preferred Stock, each of Mr. Nix and Mr. Spencer will receive 54,000 shares of our post-reverse stock split common stock.

After the Closing, AllCom will attempt to raise capital and agreed that from the first One Million Dollars ($1,000,000) of proceeds received from outside investors, it will use One Hundred Thousand Dollars ($100,000) to pay off a maximum of $100,000 of owed to our creditors and as past management as of March 31, 2015.

As part of the Share Exchange Transaction, WWAG and AllCom agreed that Thomas Nix, our former President and former member of our Board of Directors will have the option, beginning on July 31, 2015, and ending on September 30, 2015, to purchase our cable television system business, currently run by Summit Digital, Inc., for the sum of Twenty Five Thousand Dollars ($25,000), payable directly to us.  However, the parties agreed to waive the Twenty Five Thousand Dollars ($25,000) payment for the cable system business if Mr. Nix personally covers any operating losses resulting from the cable television business from the closing of the Share Exchange Transaction through the time of exercising his purchase option.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described above, as a result of the Share Exchange Transaction, we acquired Genie, including its business of being a unified communications and payment processing platform that blends business products and services - traditionally purchased from multiple vendors - into one seamless service.  In addition, we agreed Mr. Nix would have the option of purchasing our current cable system business if certain payments are made by Mr. Nix between July 31, 2015 and September 30, 2015.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Share Exchange Transaction, we issued AllCom (i) 125,798,890 shares of our Common Stock, restricted in accordance with Rule 144, (ii) 5,000,000 shares of our Series B Convertible Preferred Stock, restricted in accordance with Rule 144, with the rights and preferences in the Certificate of Designation for the Series B Convertible Preferred Stock attached hereto, and (iii) 10,000,000 shares of our Series C Convertible Preferred Stock, restricted in accordance with Rule 144, with the rights and preferences in the Certificate of Designation for the Series C Convertible Preferred Stock attached hereto Based on the representation and warranties provided by AllCom in the Share Exchange Agreement, the issuances will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact that AllCom is either accredited or sophisticated investor and are familiar with our operations.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

As a result of the Share Exchange Transaction, we issued AllCom (i) 125,798,890 shares of our Common Stock, restricted in accordance with Rule 144, (ii) 5,000,000 shares of our Series B Convertible Preferred Stock, restricted in accordance with Rule 144, with the rights and preferences in the Certificate of Designation for the Series B Convertible Preferred Stock attached hereto, and (iii) 10,000,000 shares of our Series C Convertible Preferred Stock, restricted in accordance with Rule 144, with the rights and preferences in the Certificate of Designation for the Series C Convertible Preferred Stock attached hereto (such transaction, the “Share Exchange Transaction”), all of which shares equate to approximately 97% of our outstanding voting control (not including the shares of our Series A Convertible Preferred Stock, which as noted below, have been transferred to AllCom, but will be retired once we effect a reverse stock split of our common stock).  As a result of the Share Exchange Transaction we underwent a change in our voting control.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the Share Exchange Agreement on April 9, 2015, Thomas Nix and Stephen Spencer submitted their resignations from our Board of Directors, effective immediately.

Upon the closing of the Share Exchange Agreement on April 9, 2015, Thomas Nix submitted his resignation as our Chief Executive Officer and Stephen Spencer submitted his resignation as our Chief Financial Officer and Secretary.

A copy of this report has been provided to Thomas Nix and Stephen Spencer, each of which has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in this report, and if not, stating the respects those statements are incorrect.  None of the individuals submitted such a letter.

On the same day, our Board of Directors appointed Thomas E. Skala, Randall L. Skala, Stuart C. Scamman, and Mark A. Newgreen to fill vacancies on our Board of Directors. The appointments of Thomas E. Skala, Randall L. Skala, Stuart C. Scamman, and Mark A. Newgreen were effective at the closing of the Share Exchange.

In addition, our Board of Directors appointed Thomas E. Skala as our President, Mark A. Newgreen as our Chief Financial Officer and   Chief Accounting Officer, Randall L. Skala as our Secretary and Chief Operating Officer, and Stuart C. Scamman as our Chief Technology Officer, effective immediately at the closing of the Share Exchange Transaction.

Thomas E. Skala is our President and a member of our Board of Directors, positions he has held since April 9, 2015.  Mr. Skala is the main inventor of the technology utilized by AllCom has served as AllCom’s Chief Executive Officer since AllCom’s inception in 1997.  From 1974 to 1977, Mr. Skala was President of MCB Systems, a provider of a private label credit card services nationwide.  In 1976 Mr. Skala founded Electronic Financial Systems, which in 1981 became Electronic Clearing House. Mr. Skala served as both President and Chairman for ten years of the two related firms: Electronic Clearing House, an electronic credit card processing company, which was eventually sold to Intuit, (NASADAQ: INTU); and General Credit Leasing Corporation, a provider of specialty equipment and leasing services for point-of-sale and other transaction management devices.  In 1989 Mr. Skala became Chairman of InfoUSA, a position he still holds.

Mark A. Newgreen is our Chief Financial Officer and a member of our Board of Directors, positions he has held since January 12, 2015.  Mr. Newgreen has served as AllCom’s Chief Financial Officer since April 9, 2015, a position he still holds. Prior to joining AllCom, from March 2008 until December 31, 2014 Mr. Newgreen was the Chief Financial Officer of Cascade Finance Partners, growing investment banking / private equity group which acquired or started up numerous companies in a variety of industries.  Cascade’s portfolio included GameWorks Entertainment (acquired from Sega during Mark’s tenure), JBC Entertainment (Jillian’s chain bolted onto the Sega Acquisition), Colorlabs Enterprises, (postal/addressing machine ink cartridges), IOG Products (impact sensors for shipping), CDC Data (Scanners), and Kamako Manufacturing (proprietary equipment used on oil rigs).   Prior to joining Cascade, Mr. Newgreen spent several years (2001 – 2007) as Chief Financial Officer of Coldwell Banker Commercial Advisory Services Group where he was involved with valuations, feasibility studies, and various repositioning analysis.  He also assisted with raising both debt and equity capital for a variety of development projects.  Prior to these positions, Mr. Newgreen’s resume includes positions as the Senior Vice President of Underwriting at Coast Business Credit and twelve years in public accounting at KPMG Peat Marwick.  Mr. Newgreen is a California licensed Certified Public Accountant and holds a bachelor’s degree from California State University, Fullerton with concentrations in both accounting and management information systems.  Previously, Mark spent 3 years studying at University of California, Irvine in its Engineering and Computer Science departments.

Randall L. Skala is our Secretary, Chief Operating Officer and a member of our Board of Directors, positions he has held since April 9, 2015.  Mr. Skala has been the Secretary and Chief Operating Officer of AllCom since AllCom’s inception in 1997.   In these positions, Mr. Skala has been responsible for creating many of the key operational guidelines by which the company operates today.  Prior to his time at AllCom, Mr. Skala was Technical Support Manager for Infotainment Network, where he developed a powerful understanding of maintaining a full-time, always ready, information delivery service.  From there, Skala went on to become Technical and Operations manager of Infotrust Telco, a provider of national and international calling card and value-add telecom services, before moving up to VP of Operations.

Stuart C. Scamman is our Chief Technology Officer and a member of our Board of Directors, positions he has held since April 9, 2015.  Mr. Scamman has been the Chief Technology Officer of AllCom since AllCom’s inception in 1997.   In this position, Mr. Scamman has been the chief architect of AllCom’s product designs and overall technical strategy.  He the primary person responsible for giving AllCom’s product line a consistent look and feel, as well as its thorough integration.  Prior to joining AllCom, Mr. Scamman developed telecommunications software on a variety of platforms and was also responsible for developing and maintaining large, integrated database applications in conjunction with the telecom programs, at Telecom Technologies.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits

3.1	Certificate of Designation for WWA Group, Inc. Series B Convertible Preferred Stock

3.2	Certificate of Designation for WWA Group, Inc. Series C Convertible Preferred Stock

10.1	Agreement of Exchange of Stock (the “Share Exchange Agreement”) by and between WWA Group, Inc., AllCom, a Nevada corporation and Genie Gateway, a California corporation, dated as of January 30, 2015

10.2	Amendment No. 1 to the Share Exchange Agreement dated March 16, 2015

10.3	Amendment No. 2 to the Share Exchange Agreement dated March 31, 2015

10.4	Amendment No. 3 to the Share Exchange Agreement dated April 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2015	WWA Group, Inc.
a Nevada corporation
/s/ Thomas E. Skala
By: Thomas E. Skala
Its: President

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